Exhibit 4



                                  IDACORP, INC.

                                       and

                              THE BANK OF NEW YORK

                                  Rights Agent

                                Rights Agreement

                         Dated as of September 10, 1998



                                RIGHTS AGREEMENT

     RIGHTS AGREEMENT, dated as of September 10, 1998, between IDACORP, Inc., an Idaho corporation (the "Company"), and THE BANK OF NEW YORK (the "Rights Agent").

     WHEREAS, the Board of Directors of the Company has authorized and declared a dividend distribution of one right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding at the close of business on October 1, 1998 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(i) hereof) with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Voting Shares (as such term is hereinafter defined) then outstanding but shall not include (i) the Company, any Subsidiary (as such term is hereinafter defined) of the Company or any employee benefit plan of the Company or any Subsidiary of the Company, or any Person who would otherwise be an Acquiring Person solely because of such Person's holding Common Shares for or pursuant to the terms of any such plan;
(ii) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 20% or more of the Voting Shares solely as a result of a change in the aggregate number of Voting Shares outstanding since the last date on which such Person acquired Beneficial Ownership of any of the Voting Shares constituting all or a portion of such 20% or more of the Voting Shares; (iii) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 20% or more of the Voting Shares in the good faith belief that such acquisition would not (x) cause such Person and its Affiliates and Associates to become the Beneficial Owner of 20% or more of the Voting Shares and such Person relied in good faith in computing the percentage of its voting power on publicly filed reports or documents of the Company which are inaccurate or out-of-date or (y) otherwise cause a Distribution Date or the adjustment provided for in Section 11(a) to occur; and (iv) Idaho Power Company in its capacity as the parent company of the Company prior to the consummation of the Share Exchange. Notwithstanding clause (ii) or (iii) of the immediately preceding sentence, if any Person is excluded from the definition of "Acquiring Person" solely due to such clause (ii) or (iii) and such person does not cease to be the Beneficial Owner of 20% or more of the Voting Shares by the close of business on the fifth Business Day after notice from the Company (the date of notice being the first day) that such Person is the Beneficial Owner of 20% or more of the Voting Shares, such Person shall, at the end of such five Business Day period, become an Acquiring Person (and such clause (ii) or (iii) shall no longer apply to exclude such Person from the definition of "Acquiring Person" hereunder). For purposes of this definition of "Acquiring Person", the determination of whether any Person acted in "good faith" shall be conclusively determined by the Board of Directors of the Company.

     (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

     (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

          (i)  which  such  Person  or  any  of  such  Person's   Affiliates  or
               Associates beneficially owns, directly or indirectly;

          (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given to such Person in response to a public proxy solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii)which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

     (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     (e) "close of business" on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M. New York time, on the next succeeding Business Day.

     (f) "Common Shares" when used with reference to the Company shall mean the common stock, without par value, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person other than an individual, the Person or Persons other than an individual which ultimately control such first-mentioned Person.

     (g) "Company" shall have the meaning set forth in the preamble hereto.

     (h) "Current  Per Share  Market  Price" shall have the meaning set forth in
Section 11(d)(i) hereof.

     (i) "Depositary Agent" shall have the meaning set forth in Section 14(b) hereof.

     (j) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

     (k) "Exercise Price" shall mean the aggregate amount payable by a Rights holder at any given time to exercise in full one Right in accordance with the terms of this Agreement.

     (l) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

     (m) "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (n) "Preferred Shares" shall mean the A Series of the Company's Preferred Stock, without par value, having the rights and preferences set forth in the Form of Articles of Amendment to the Company's Restated Articles of Incorporation upon Issuance of IDACORP, Inc.'s A Series Preferred Stock attached to this Agreement as Exhibit A.

     (o) "Purchase Price" shall have the meaning set forth in Section 7(b) hereof.

     (p) "Record Date" shall have the meaning set forth in the recital hereto.

     (q) "Redemption Date" shall have the meaning set forth in Section 7(a) hereof.

     (r) "Redemption Price" shall have the meaning set forth in Section 23(b) hereof.

     (s) "Right" shall have the meaning set forth in the recital hereto.

     (t) "Right Certificate" shall have the meaning set forth in Section 3(a) hereof.

     (u) "Rights Agent" shall have the meaning set forth in the preamble hereto.

     (v) "Share Exchange" shall mean the exchange of all the common shares of Idaho Power Company, par value $2.50 per share, for the Company's Common Shares, pursuant to an Agreement and Plan of Exchange approved at a meeting of the shareholders of Idaho Power Company, held May 6, 1998.

     (w) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

     (x) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     (y) "Voting Shares" shall mean (i) the Common Shares and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares of the Company) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by and any deliveries which are to be made to the Rights Agent pursuant to the terms of this Agreement may be taken by and may be delivered to any such Co-Rights Agents. To the extent that any Co-Rights Agent takes any action pursuant to this Agreement, such Co-Rights Agent shall be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.

     Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the close of business on the tenth Business Day after the Shares Acquisition Date (or, if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day after the Record Date) or
(ii) the close of business on the tenth Business Day after the date of the commencement of a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (or such later date as the Board of Directors may determine by resolution adopted prior to the Shares Acquisition Date) (such date being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced by the certificates for Common Shares of the Company and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with, and will automatically be transferred by, a transfer of the associated Common Shares of the Company. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate in the form described in Section 4 hereof (a "Right Certificate"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b) On or prior to the Record Date or as soon as practicable thereafter, the Company will send a letter summarizing the terms of the Rights, by first-class mail, to each record holder of Common Shares of the Company as of the close of business on the Record Date or, if earlier, the date of such letter, at the address of such holder shown on the records of the Company.

     (c) Certificates for Common Shares of the Company authenticated after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

         This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between IDACORP, Inc. and The Bank of New York dated as of September 10, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of IDACORP, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. IDACORP, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and any Transferee shall become null and void.

In the event that the Company shall purchase or acquire any Common Shares of the Company after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with Common Shares which are no longer outstanding.

     Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of this Agreement, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein on the terms and conditions set forth herein.

     Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, or any of its Vice Presidents, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, of the Company, either manually or by facsimile signature. The Right Certificates shall be manually or by facsimile signature countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificate nevertheless may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its shareholder services office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

     Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Sections 7(e) and 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the shareholder services office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any such action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliate or Associate thereof as the Company shall reasonably request. Thereupon, the Rights Agent shall, subject to Sections 7(e) and 14, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7. Exercise of Rights;  Purchase Price;  Expiration Date of Rights.
(a) Subject to Section 7(e) hereof, at any time after the Distribution Date, and at or prior to the earlier of (i) the close of business on September 10, 2008 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed or exchanged as provided in Section 23 hereof (the "Redemption Date"), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including without limitation any restriction on exercisability set forth in or resulting from Section 9, Section 11(a)(iii), Section 14 and Section 20(j) hereof) in whole or in part upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredths of a Preferred Share as to which the Rights are exercised.

     (b) The purchase price for each one one-hundredths of a Preferred Share pursuant to the exercise of a Right (the "Purchase Price") shall initially be $95.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in accordance with paragraph (c) below.

     (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the Preferred Shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, the Rights Agent shall, subject to Section 20(j) hereof, thereupon promptly (i) (A) requisition from any transfer agent for the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes such transfer agent to comply with all such requests, or
(B) requisition from the Depositary Agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the Depositary Agent) and the Company hereby directs the Depositary Agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof,
(iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price shall be made in cash or by certified bank check or bank draft payable to the order of the Company or Rights Agent.

     (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

     (e) Notwithstanding anything in this Agreement to the contrary, from and after the date upon which any person shall become an Acquiring Person, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. No Right Certificate shall be issued pursuant to Section 3 that represents any such Right and no Right Certificate shall be issued at any time upon the transfer of any Rights to or from an Acquiring Person or any Associate or Affiliate thereof or to or from any nominee of such Acquiring Person, Associate or Affiliate. Any Right Certificate delivered to the Rights Agent for such a transfer shall be cancelled. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to the exercise of any Rights unless the registered holder thereof shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Rights Agent or the Company shall request.

     Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates in accordance with Rule 17Ad-7 of the Securities Exchange Act of 1934, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9. Reservation and Availability of Preferred Shares. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights.

     The Company shall use its best efforts, as soon as practicable following the Shares Acquisition Date, to obtain such regulatory approvals and take such other action as may be required for it to issue and/or sell securities purchasable upon the exercise of the Right.

     Notwithstanding any provision of this Agreement to the contrary, the Rights
(a) shall not be exercisable pursuant to Section 7 or pursuant to the provisions contemplated by Section 11(a)(ii) hereof until any regulatory approvals required for the issuance and/or sale of securities upon such exercise have been obtained and (b) shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or the exercise thereof shall not be permitted under applicable law.

     The Company covenants and agrees that it will take all such action as may be necessary to ensure that all securities delivered upon exercise of Rights shall be duly and validly authorized and issued and, if equity securities, fully paid and nonassessable.

     The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any securities upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for securities in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for transfer or exercise or to issue or to deliver any certificates or depositary receipts for securities upon the exercise of any Rights until any such tax shall have been paid by the holder of which Right Certificate or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10. Preferred Shares Record Date. Each person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date (or if such day is not a Business Day, the next succeeding Business Day) upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made.

     Section 11. Adjustment of Purchase Price Amount and Type of Securities or Number of Rights. The Purchase Price, the amount and type of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i) In the event the Company shall at any time after the date of this Agreement and prior to the Shares Acquisition Date (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

     (ii) Subject to the  provisions of Section 7(e),  Section 9, Section 14 and
Section 20(j) hereof, in the event any Person shall become an Acquiring Person, proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof at a price equal to the Exercise Price, that number of Common Shares of the Company and/or, at the election of the Company, one one-hundredths of a Preferred Share as having an aggregate Current Per Share Market Price on the Shares Acquisition Date equal to twice the Exercise Price.

     (iii) In the event that there shall not be sufficient Common Shares of the Company and/or Preferred Shares or a combination thereof, issued but not outstanding or authorized but unissued, or there shall not have been received any regulatory approval required, to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company may, at its option, with respect to some of or all of the Rights (as hereinafter provided), make adequate provision to substitute, upon exercise of each such Right but subject to Section 9 hereof, (1) cash, (2) a reduction in the Purchase Price,
(3) equity securities of the Company and/or its Subsidiaries, (4) debt securities of the Company and/or its Subsidiaries, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the aggregate Current Per Share Market Price on the Shares Acquisition Date of the securities for which each such Right would otherwise be exercisable pursuant to Section 11(a)(ii) hereof (such aggregate value to be determined by the Board of
Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company, which determination shall be described in a statement filed with the Rights Agent). To the extent that the Board of Directors of the Company determines that some action need be taken pursuant to the first sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights (or to Rights pro-rata or such other reasonable method of allocation as shall be determined by the Board of Directors of the Company, to the extent that such action applies to less than all the Rights), and (y) may suspend the exercisability of the Rights in order to seek any authorization of additional shares, to take any action to obtain any required regulatory approval and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

     (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares prior to the Shares Acquisition Date entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then Current Per Share Market Price of the Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

     (c) In case the  Company  shall  fix a  record  date  for the  making  of a distribution  to all  holders  of  the  Preferred  Shares  prior  to the  Shares
Acquisition Date (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then Current Per Share Market Price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such Current Per Share Market Price of the Preferred Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (d) (i) For the purpose of any computation hereunder, the "Current Per Share Market Price" of any security (a "Security" for the purpose of this
Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Current Per Share Market Price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

     (ii) For the purpose of any computation hereunder, the Current Per Share Market Price of the Preferred Shares on any date shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the Current Per Share Market Price of the Preferred Shares shall be conclusively deemed to be the Current Per Share Market Price of the Common Shares of the Company as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend, reclassification or similar transaction occurring after the Distribution Date), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, Current Per Share Market Price shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

     (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-millionth of a Preferred Share or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

     (f) If as a result of an  adjustment  made  pursuant  to  Section  11(a) or
Section 13, the holder of any Right thereafter exercised shall become entitled to receive any securities or assets other than Preferred Shares, the provisions of this Agreement with respect to the Preferred Shares shall apply as appropriate to any such other securities or assets in order to fully realize the benefits intended to be conferred by Section 11(a) and/or Section 13 hereof.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) Unless the Company  shall have  exercised  its  election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed, subject to the provisions of Section 7(e) hereof, to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

     (k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other securities, if any, issuable upon such exercise over and above the Preferred Shares and other securities, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such securities upon the occurrence of the event requiring such adjustment.

     (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

     (m) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on its Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of its Common Shares (by reclassification or otherwise than by payment of dividends in its Common Shares) into a greater or lesser number of Common Shares of the Company, then in any such case (i) the Purchase Price in effect after such event upon proper exercise of each Right shall be determined by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which is the number of such Common Shares outstanding immediately before such event and the denominator of which is the number of such Common Shares outstanding immediately after such event, and (ii) each Common Share of the Company outstanding immediately after such event shall have issued with respect to it that number of Rights which each such Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(m) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares of the Company or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power or Certain Other Transactions. In the event, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person,
(b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares of the Company shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person, or to two or more Persons which are affiliated or otherwise acting in concert, other than the Company or one or more of its wholly-owned Subsidiaries, (d) any Acquiring Person, or an Affiliate or Associate thereof (other than the Company or its Subsidiaries), shall (i) obtain from the Company or its Subsidiaries, with or without consideration, over any period of 12 consecutive calendar months, any additional shares of any class of capital stock of the Company or any of its Subsidiaries equal in the aggregate to more than 1% of the outstanding shares of such class, or securities exercisable or exchangeable for or convertible into more than 1% of the outstanding shares of any class of capital stock of the Company or any of its Subsidiaries (in each case other than as part of a pro rata distribution to all holders of such stock or pursuant to the exercise of rights or warrants, or the conversion or exchange of securities, issued pro rata in such a distribution), (ii) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, to, from, or with, as the case may be, the Company or any of its Subsidiaries, over any period of 12 consecutive calendar months, assets (x) having an aggregate fair market value of more than $15,000,000 or (y) on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiations with an unaffiliated third party, (iii) receive any compensation for services from the Company or any of its Subsidiaries, other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (iv) receive the benefit, directly or indirectly (except proportionately as a shareholder), over any period of 12 consecutive calendar months, of any loans, advances, guarantees, pledges, insurance, reinsurance or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries involving an aggregate principal amount in excess of $15,000,000 or an aggregate cost or transfer of benefits from the Company or any of its Subsidiaries in excess of $15,000,000 or, in any case, on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiations with an unaffiliated third party, or (e) as a result of any reclassification of securities (including any reverse stock split), or recapitalization, of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person), the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person, or an Affiliate or Associate thereof, is increased by more than 1%, then, and in each such case, proper provision shall be made so that (i) each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at a price equal to the Exercise Price, that number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) having an aggregate Current Per Share Market Price on the date of consummation of such transaction equal to twice the Exercise Price; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such transaction, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not enter into or permit to occur any such transaction unless prior thereto (a) the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing and (b) the issuance of Common Shares of such issuer upon exercise of Rights (as they shall have been modified pursuant to the immediately preceding sentence) shall have been approved, to the extent required, by all regulatory authorities having jurisdiction over such issuance, and all other actions necessary in order to permit in full, upon exercise of Rights the issuance of such Common Shares (including, without limitation, the reservation of sufficient such Common Shares to enable all outstanding Rights to be exercised in full) shall have been completed. The Company shall not enter into or permit to occur any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which would eliminate or materially diminish the benefits intended to be afforded by the Rights, including the benefits intended to be conferred by this Section 13 upon consummation of such transaction. The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, sales and other transactions referred to in this Section 13.

     Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

     (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredths of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredths of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredths of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary agent selected by it (the "Depositary Agent"), provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one-hundredths of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional securities upon exercise of a Right (except as provided above).

     Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates; and any registered holder of any Right Certificate, without the consent of the Rights Agent or of the holder of any other Right Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

     Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares of the Company;

     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer;

     (c) subject to Sections 6 and 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as expressly provided herein), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

     The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Executive Vice President or Vice President, the Treasurer, the Secretary, or any Assistant Treasurer or Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11 or 13, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares of the Company or Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Executive Vice President or Vice President, the Treasurer, the Secretary, or any Assistant Treasurer or Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

     (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares of the Company or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares of the Company or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a (a) corporation organized and doing business under the laws of the United States or the State of New York or the State of Washington (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Washington or the State of New York), in good standing, having an office in the State of Washington or the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares of the Company or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares of the Company following the Distribution Date and prior to the Redemption Date or the Final Expiration Date, the Company shall, with respect to Common Shares of the Company so issued or sold pursuant to the exercise of stock options outstanding prior to the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and outstanding prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 23. Redemption or Exchange. (a) The Rights may be redeemed or exchanged by action of the Board of Directors pursuant to this Section 23 and shall not be redeemed in any other manner.

     (b) The Board of Directors of the Company may, at its option, at any time prior to the close of business on the tenth Business Day after the Shares Acquisition Date (or, if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day after the Record Date), elect to redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

     In deciding whether or not to exercise the Company's right of redemption hereunder, the Board of Directors of the Company shall act in good faith, in a manner they reasonably believe to be in the best interests of the Company and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances, and they may consider the long-term and short-term effects of any action upon employees, suppliers, customers and creditors of the Company or its Subsidiaries and upon communities in which offices or other establishments of the Company or its Subsidiaries are located, and all other pertinent factors.

     (c) The Board of Directors of the Company may, at its option but subject to receipt of any required regulatory approvals, at any time after the Shares Acquisition Date and prior to such time an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding Common Shares of the Company, elect to exchange all but not less than all the then outstanding Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) for (i) Common Shares of the Company at an exchange ratio of one Common Share of the Company per Right, appropriately adjusted in order to protect the interests of holders of Rights generally in the event that after the Distribution Date any issuance or distribution of securities, cash or assets in respect of, in lieu of or in exchange for Common Shares of the Company and/or Preferred Shares (whether by dividend, in a reclassification or recapitalization, or otherwise, including any such transaction involving a merger or consolidation), shall have occurred; provided, however, that in the event that insufficient Common Shares of the Company are authorized but unissued, or otherwise available for issuance, to permit in full the exchange provided hereby, then each Right shall be exchanged for (x) that fraction of a Common Share of the Company, the numerator of which shall be the total number of Common Shares of the Company authorized but unissued or otherwise available for issuance and the denominator of which shall be the aggregate number of such Common Shares of the Company which would have been issued pursuant to this subparagraph (c)(i) had such Common Shares been available for issuance, plus (y) that fraction of a Preferred Share, also appropriately adjusted as provided herein, the numerator of which shall be one minus the fraction of a Common Share of the Company to be so issued and the denominator of which shall be 100, or
(ii) cash, debt or equity securities of the Company and/or a Subsidiary thereof or other assets or any combination of the foregoing having an aggregate value (when paid) equal to the Current Per Share Market Price of one Common Share of the Company at the Shares Acquisition Date.

     (d) Immediately upon the action of the Board of Directors of the Company electing to redeem or exchange the Rights pursuant to subsection (b) or (c) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price or the securities or assets referred to in subsection (c), as the case may be. Within 10 days after such action of the Board of Directors electing to redeem or exchange the Rights pursuant to subsection (b) or (c), the Company shall give notice thereof to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption or exchange will state the method by which the payment of the Redemption Price or the exchange will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, other than in connection with the acquisition or purchase of Common Shares of the Company prior to the Distribution Date.

     Section 24. Notice of Certain Events. (a) In case the Company shall propose
(i) to pay any  dividend  payable  in stock of any class to the  holders  of its
Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend) or (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (iv) to effect any transaction set forth in Section 13 hereof, or (v) to affect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares of the Company payable in Common Shares of the Company or to effect a subdivision, combination or consolidation of the Common Shares of the Company (by reclassification or otherwise than by payment of dividends in Common Shares of the Company), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transaction, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares of the Company and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares of the Company and/or Preferred Shares, whichever shall be the earlier.

     (b) In case the Shares Acquisition Date shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

     Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                              IDACORP, Inc.
                            1221 Idaho Street
                           Boise, Idaho  83707
                          Attention:  Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                          The Bank of New York
                           101 Barclay Street
                        New York, New York  10007
                       Attention:  James N. Dimino
                       ---------

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 26. Supplements and Amendments. The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Rights Agent may deem necessary or desirable and which shall be consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in adopting this Agreement; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of exercisable Rights.

     Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 28. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares of the Company).

     Section 29. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 30. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Idaho and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State except for Sections 18, 19, 20 and 21 hereof which shall be governed by and construed in accordance with the laws of the State of New York.

     Section 31. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 32. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         IDACORP, INC.


                                         By: /s/ Robert W. Stahman
                                             --------------------------
                                             Name: Robert W. Stahman
                                             Title: Vice President,
                                                      General Counsel and
                                                      Corporate Secretary



                                         THE BANK OF NEW YORK



                                         By: /s/ James N. Dimino
                                             --------------------------
                                             Name: James N. Dimino
                                             Title: Assistant Vice
                                                      President



                        FORM OF ARTICLES OF AMENDMENT TO

                       RESTATED ARTICLES OF INCORPORATION

                        UPON ISSUANCE OF IDACORP, INC.'S

                            A SERIES PREFERRED STOCK


     I. The name of the corporation is IDACORP, Inc. (the "Corporation").

     II. The Board of Directors by duly authorized resolution on September 10, 1998, created a series of Preferred Stock with the following terms and conditions, and the Restated Articles of Incorporation are hereby amended by the addition to the provisions of Article V of the following paragraph A. immediately before the heading "Section 4. Common Stock":

          "A. The A Series Preferred Stock, without par value.

          (1) Designation and Amount. There is hereby created the first series of the Corporation's Preferred Stock, without par value, which shall be designated as "A Series Preferred Stock" (the "A Series"), without par value, and the number of shares constituting such series shall be 1,200,000.

          (2) Dividends. The annual rate of dividends on shares of the A Series shall be equal to the greater of (i) $1 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all dividends or other distributions, other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of such share or fraction thereof. In the event the Corporation shall at any time after the Distribution Date (as defined in the Rights Agreement dated as of September 10, 1998, between the Corporation and the Rights Agent named therein) declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then, in each such case, the amount to which holders of shares of the A Series were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event. Dividends shall be cumulative payable quarterly on the 20th day of February, May, August and November in each year or otherwise as the Board of Directors of the Corporation may determine (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing with respect to each share or fraction thereof on the first Quarterly Dividend Payment Date after the original issuance thereof, in the per amount per share set forth above (rounded to the nearest cent).

          Dividends shall accrue on each outstanding share of the A Series or fraction thereof from the date of original issue of such share or fraction thereof, unless such date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders entitled to receive a quarterly dividend and before the Quarterly Dividend Payment Date therefor, in either of which events such dividends shall accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of the A Series or fraction thereof in an amount less than the total amount of such dividends at the time accrued and payable on such shares or fraction thereof shall be allocated pro rata on a share-by-share basis among all such shares or fraction thereof at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of the A Series entitled to receive payment of a dividend or distribution declared thereon.

          (3) Redemption. The shares of the A Series shall not be redeemable.

          (4) Liquidation. The amount payable upon shares of the A Series, in the event of voluntary or involuntary liquidation shall be the greater of
     (i) $100 per share or (ii) subject to the provision for adjustment set forth in (2), above, 100 times the aggregate amount to be distributed per share to the holders of the shares of Common Stock, plus, in either case an amount equal to accrued and unpaid dividends to the date of payment. In the event the Corporation shall at any time after the Distribution Date declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount to which holders of shares of the A Series were entitled immediately prior to such event under clause (ii) of the preceding sentence, shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event.

          (5) Sinking Fund. There is no sinking fund for the redemption or purchase of shares of the A Series.

          (6) Conversion. Shares of the A Series are not, by their terms, convertible or exchangeable.

          (7) Voting Rights. At all meetings of the shareholders, each holder of shares of the A Series shall have the following voting rights:

          Subject to the provision for adjustment hereinafter set forth, each share of the A Series shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Distribution Date declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of the A Series were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event.

          (8) Amendment. The Restated Articles of Incorporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the A Series."

     III. This amendment to the Restated Articles of Incorporation, made pursuant to Article V, Section 3 of the Restated Articles of Incorporation, was duly adopted by the Board of Directors of IDACORP, Inc. on September 10, 1998.

     IN WITNESS WHEREOF, IDACORP, Inc. has caused these Articles of Amendment to be executed and sealed by its duly authorized officers this [_____ day of __________, _____].


                                         --------------------------------
                                         By:
                                         Title:

Attest:


                                                                EXHIBIT B


                            Form of Right Certificate

Certificate No. R-                                            _____ Rights


       NOT EXERCISABLE AFTER SEPTEMBER 10, 2008, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO
       REDEMPTION OR EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY TRANSFEREE OF SUCH RIGHTS SHALL BECOME NULL AND VOID.


                                Right Certificate

                           ---------------------------

     This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 10, 1998 (as amended from time to time, the "Rights Agreement"), between IDACORP, Inc., an Idaho corporation (the "Company"), and The Bank of New York (the "Rights Agent"), to purchase, subject to any required regulatory approval, from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on September 10, 2008 (subject to earlier redemption or exchange of the Rights by the Company, as set forth in the Rights Agreement), at the shareholders services office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid nonassessable share of A Series Preferred Stock, without par value, (the "Preferred Shares"), of the Company, at a purchase price of $95 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of [___________, ___], based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number or amount of securities or other assets which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at either the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed or exchanged by the Company.

     No fractional securities will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of such security, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of [______________, 19___].


ATTEST:                                  IDACORP, Inc.


_______________________                  By: ________________________

Countersigned:

By: ______________________
     Authorized Signature



Form of Reverse Side of Right Certificate

                         FORM OF ASSIGNMENT

              (To be  executed  by the  registered  holder if
             such  holder   desires  to  transfer  the  Right
             Certificate.)


     FOR VALUE RECEIVED ______________________________ hereby sells, assigns and
transfers                         unto                         _________________
----------------------------------------------------------  (Please  print  name
and                   address                   of                   transferee)
----------------------------------------------------------       this      Right
Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:_____________________, 19___




                                         -----------------------
                                         Signature


Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.



                                   Certificate
                                   -----------

     The undersigned hereby certifies, for the benefit of the Company and other holders of Rights, by checking the appropriate boxes, that:

     (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of Acquiring Person.

Dated:  _____________, 19___                      ______________________
                                                         Signature


Signature Guaranteed:



             Form of Reverse Side of Right Certificate -- continued

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                        exercise the Right Certificate.)

To:

     The undersigned hereby irrevocably elects to exercise __________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                           (Please print name and address)
--------------------------------------------------------------------------------


If such  number of Rights  shall not be all the Rights  evidenced  by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                           (Please print name and address)
--------------------------------------------------------------------------------


Dated:  _____________, 19___



                                         ---------------------------------
                                                   Signature



             Form of Reverse Side of Right Certificate -- continued


Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


                                   Certificate
                                   -----------

     The undersigned hereby certifies, for the benefit of the Company and other holders of Rights, by checking the appropriate boxes, that:

     (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:  ____________, 19___                          ______________________
                                                             Signature


Signature Guaranteed:



             Form of Reverse Side of Right Certificate -- continued

                                     NOTICE
                                     ------

     The signature in the foregoing Forms of Assignment and Election to Purchase and Certificate must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.